UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 _______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

On December 28, 2020, TRACON Pharmaceutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor relating to the issuance and sale (the “Offering”) of 520,291 shares of its common stock, par value $0.001 per share (“Common Stock”) at a price per share of $9.61. The aggregate gross proceeds to the Company from the Offering are expected to be approximately $5.0 million. The Company did not engage an underwriter or placement agent in connection with the Offering.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-229990), as previously filed with the Securities and Exchange Commission (the “SEC”), and a related prospectus.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties.

The Purchase Agreement is filed as Exhibit 99.1 and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 hereto.

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the expected proceeds from and timing of the closing of the Offering. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the Company’s ability to satisfy the conditions to closing the Offering. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2019 as well as the Company’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

99.1	Securities Purchase Agreement, dated December 28, 2020, by and between TRACON Pharmaceuticals, Inc. and the purchaser listed on Exhibit A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: December 29, 2020
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer